UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2009

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2009, the Compensation Committee of the Board of Directors of Helicos BioSciences Corporation (“Helicos” or the “Company”) granted Ronald A. Lowy, Chief Executive Officer of the Company, an option under the Company’s 2007 Stock Incentive Plan to purchase 159,521 shares of common stock, par value $0.001 per share, of the Company and a restricted stock award under the Company’s 2007 Stock Incentive Plan of 79,760 shares of common stock, par value $0.001 per share, of the Company.  26,586 of the shares subject to the option are vested immediately on the date of grant, and the remaining shares shall vest monthly, in ten equal installments starting on February 1, 2009.  19,940 of the shares subject to the restricted stock award are vested immediately on the date of grant and the remaining shares will vest in three equal installments on April 1, 2009, July 1, 2009 and October 1, 2009.

On January 28, 2009, the Compensation Committee of the Board of Directors of the Company also authorized Helicos to enter into a Change in Control Agreement with Mr. Lowy (the “Lowy Change in Control Agreement”), substantially in the form attached hereto as Exhibit 10.1.

Under the Lowy Change in Control Agreement, the Company has an obligation to make payments to Mr. Lowy upon the earlier of (1) the occurrence of a termination event following a change in control or (2) 90 days following a change in control (such earlier date, the “Payment Date”).  A termination event under the Lowy Change in Control Agreement includes, among other things, termination of the executive’s employment by the Company without cause or a termination by the executive as a result of a reduction in his annual compensation or benefits.  Upon the Payment Date, the Company is obligated to provide Mr. Lowy a payment of $120,000 which represents six-months of Mr. Lowy’s current annual base salary of $240,000.  The Lowy Change in Control Agreement further provides that Mr. Lowy may continue to participate in group health and dental programs offered to the Company’s employees for 6 months following the Payment Date, subject to certain limitations described in the Lowy Change in Control Agreement. The Lowy Change in Control Agreement also provides for full acceleration of any outstanding stock options or stock-based awards upon the Payment Date.  All payments under the Lowy Change in Control Agreement are subject to reduction as may be necessary to avoid certain tax consequences.

The above summary of the Lowy Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Lowy Change in Control Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Items 7.01 and 8.01              Regulation FD Disclosure and Other Events

On January 27, 2009, Helicos BioSciences Corporation (“Helicos” or the “Company”) and Expression Analysis, Inc. (“EA”) agreed to return HelicosTM Genetic Analysis System that was installed at EA in March 2008.  This system was an early version of Helicos’ commercial system and did not consistently achieve current commercial specification levels at EA.  Later versions of the Helicos systems have been consistently achieving this specification.  Following EA’s return of this system to Helicos, Helicos personnel will bring the system up to the latest commercial configuration and performance levels. In the interim, Helicos and EA have temporarily suspended their commercial relationship.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Change in Control Agreement by and between the Company and Ronald A. Lowy, dated as of January 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stephen P. Hall
Date: January 30, 2009	Name: Stephen P. Hall
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

10.1	Change in Control Agreement by and between the Company and Ronald A. Lowy, dated as of January 28, 2009